Exhibit 99.1

Contact: Sandy Rowland 203.328.3500 sandy.rowland@harman.com

HARMAN Reports Second Quarter Fiscal Year 2014 Results

•	Net sales up 26% to $1.328 billion and non-GAAP EPS up 85% to $1.09

•	Non-GAAP operating income up 90% to $108 million and generated $121 million cash from operations

•	Raising full year revenue guidance from ~$4.7 billion to ~$5.1 billion and EPS from ~$3.85 to ~$4.16

•	Secured $1.1 billion in new automotive awards

STAMFORD, CT, January 30, 2014 – Harman International Industries, Incorporated, the leading global infotainment and audio group (NYSE: HAR), today announced results for the second quarter ended December 31, 2013.

Net sales for the second quarter were $1.328 billion, an increase of 26 percent compared to the same period last year as all three of the Company’s divisions reported increased sales. The strong sales increase was a result of several initiatives in each division in addition to improved economic conditions. Infotainment net sales increased due to the expansion of recent production launches and higher take rates. Lifestyle growth was primarily driven by new product launches, the impact of increased marketing investments in the home and multimedia business, and increased take rates in the car audio business. The Professional division reported strong growth as a result of the expansion of the Company’s product portfolio into lighting as well as increased demand for the Company’s audio products at live entertainment events and in fixed-installation venues.

On a GAAP basis, second quarter operating income was $102 million, compared to $68 million in the same period last year, and earnings per diluted share were $1.03 for the quarter compared to $0.68. Excluding restructuring and non-recurring charges, second quarter non-GAAP operating income was $108 million, compared to $57 million in the same period last year. On the same non-GAAP basis, earnings per diluted share were $1.09 for the quarter compared to $0.59 in the same period last year.

Dinesh C. Paliwal, the Company’s Chairman, President and CEO, said, “We are extremely pleased that for the second consecutive quarter all three of our divisions reported double-digit top-line growth, which also resulted in double-digit profitability improvement. We are confident that the momentum that we built in the first half of the fiscal year is sustainable and therefore we have increased our fiscal year guidance for revenue and EPS.”

Paliwal added, “We also continue to position HARMAN for long term growth with the introduction of proprietary technology solutions that enable safety, cyber security, and rapid app development for in-car systems. These critical and high demand features can only be provided through embedded infotainment systems. They are essential for leading automakers as evidenced by $2.7 billion in new automotive awards in the first half of the fiscal year. Our technologies were further validated with prestigious CES and Red Star innovation and product design awards, and a third technical GRAMMY® Award which we won this year for our Lexicon brand.”

FY 2014 Key Figures – Total Company	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY14	3M FY13	Including Currency Changes	Excluding Currency Changes[1]	6M FY14	6M FY13	Including Currency Changes	Excluding Currency Changes[1]
Net sales	1,328	1,056	26%	23%	2,500	2,054	22%	19%
Gross profit	379	272	40%	38%	701	550	27%	25%
Percent of net sales	28.6%	25.7%			28.0%	26.8%
SG&A & Other	278	203	36%	34%	530	403	32%	29%
Operating income	102	68	49%	47%	171	147	16%	15%
Percent of net sales	7.7%	6.5%			6.8%	7.2%
EBITDA	134	99	36%	34%	235	206	14%	12%
Percent of net sales	10.1%	9.3%			9.4%	10.0%
Net Income	72	47	51%	48%	118	102	16%	13%
Diluted earnings per share	1.03	0.68	51%	48%	1.69	1.47	15%	13%
Restructuring-related costs	6	(12)			30	(11)

Non-GAAP[1]
Gross profit	381	273	40%	38%	705	551	28%	26%
Percent of net sales	28.7%	25.8%			28.2%	26.8%
SG&A & Other	273	216	26%	25%	503	415	21%	19%
Operating income	108	57	90%	88%	201	136	48%	46%
Percent of net sales	8.1%	5.4%			8.0%	6.6%
EBITDA	139	86	61%	59%	262	194	35%	33%
Percent of net sales	10.5%	8.2%			10.5%	9.4%
Net Income	76	41	85%	81%	143	96	49%	46%
Diluted earnings per share	1.09	0.59	85%	81%	2.04	1.38	48%	45%
Shares outstanding – diluted (in millions)	70	70			70	70

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Summary of Operations – Gross Margin and SG&A

Non-GAAP gross margin for the second quarter of fiscal 2014 increased 284 basis points to 28.7 percent. The improvement was primarily due to the impact of higher sales volume on fixed production costs, reduced costs due to productivity initiatives and favorable product mix.

SG&A and Other expense as a percentage of net sales on a non-GAAP basis in the second quarter of fiscal 2014 was 20.6 percent, in line with the prior year.

2014 Outlook

HARMAN today raised its financial outlook for fiscal 2014. The Company now forecasts global revenue of ~$5.1 billion and operational earnings per share of ~$4.16. Details by division are provided below.

—January 30, 2014 Revised Guidance—

Fiscal Year 2014	HARMAN		Infotainment Division		Lifestyle Division		Professional Division
Sales	~$	5.100 billion	~$	2.715 billion	~$	1.560 billion	~$	825 million
EBITDA*	~$	535 million	~$	295 million	~$	220 million	~$	140 million
EPS*	~$	4.16

—August 8, 2013 Guidance—

Fiscal Year 2014	HARMAN		Infotainment Division		Lifestyle Division		Professional Division
Sales	~$	4.700 billion	~$	2.460 billion	~$	1.425 billion	~$	815 million
EBITDA*	~$	490 million	~$	260 million	~$	200 million	~$	135 million
EPS*	~$	3.85

*	Non-GAAP, excluding restructuring and non-recurring items

Investor Call Today, January 30, 2014

At 11:00 a.m. EST today, Harman’s management will host an analyst and investor conference call to discuss the second quarter results. Those who want to participate via audio in the earnings conference call should dial 1 (800) 923 9042 (U.S.) or +1 (212) 231 2909 (International) ten minutes before the call and reference HARMAN, Access Code: 21703048.

In addition, Harman invites you to visit the Investors section of its website at: www.harman.com where visitors can sign-up for email alerts and conveniently download copies of historical earnings releases and supporting slide presentations, among other documents. The fiscal second quarter earnings release and supporting materials were posted on the site at approximately 8:00 a.m. EST, Thursday, January 30, 2014.

A replay of the call will also be available following its completion at approximately 1:00 p.m. EST. The replay will be available through April 30, 2014 at 1:00 p.m. EDT. To listen to the replay, dial 1 (800) 633 8284 (U.S.) or +1 (402) 977 9140 (International), Access Code: 21703048. If you need technical assistance, call the toll-free Global Crossing Customer Care Line at 1 (800) 473 0602 (U.S.) or +1 (303) 446 4604 (International).

General Information

HARMAN designs, manufactures, and markets a wide range of infotainment and audio solutions for the automotive, consumer, and professional markets. It is a recognized world leader across its customer segments with premium brands including AKG®, Harman Kardon®, Infinity®, JBL®, Lexicon®, and Mark Levinson® and leading-edge connectivity, safety and audio technologies. The Company is admired by audiophiles across multiple generations and supports leading professional entertainers and the venues where they perform. More than 25 million automobiles on the road today are equipped with HARMAN audio and infotainment systems. HARMAN has a workforce of 14,800 people across the Americas, Europe, and Asia and reported sales of $4.7 billion for the last twelve months ended December 31, 2013. The Company’s shares are traded on the New York Stock Exchange under the symbol NYSE:HAR. Please visit www.harman.com for more information.

A reconciliation of the non-GAAP measures included in this press release to the most comparable GAAP measures is provided in the tables contained at the end of this press release. Harman does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Forward-Looking Information

Except for historical information contained herein, the matters discussed in this earnings release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended. One should not place undue reliance on these statements. The Company bases these statements on particular assumptions that it has made in light of its industry experience, as well as its perception of historical trends, current market conditions, current economic data, expected future developments and other factors that the Company believes are appropriate under the circumstances. These statements involve risks, uncertainties and assumptions that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to: (1) the Company’s ability to maintain profitability in its infotainment division if there are delays in its product launches which may give rise to significant penalties and increased engineering expense; (2) the loss of one or more significant customers, or the loss of a significant platform with an automotive customer; (3) fluctuations in currency exchange rates, particularly with respect to the value of the U.S. Dollar and the Euro; (4) the Company’s ability to successfully implement its global footprint initiative, including achieving cost reductions and other benefits in connection with the restructuring of its manufacturing, engineering, procurement and administrative organizations; (5) fluctuations in the price and supply of raw materials including, without limitation, petroleum, copper, steel, aluminum, synthetic resins, rare metals and rare-earth minerals, or shortages of materials, parts and components; (6) the inability of the Company’s suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith; (7) the Company’s ability to maintain a competitive technological advantage through innovation and leading product designs; (8) the Company’s failure to maintain the value of its brands and implementing a sufficient brand protection program; and (9) other risks detailed in Harman International Industries, Incorporated Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and other filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement except as required by law.

This earnings release also makes reference to the Company’s awarded business, which represents the estimated future lifetime net sales for all customers. The Company’s future awarded business does not represent firm customer orders. The Company reports its awarded business primarily based on written award letters. To validate these awards, the company uses various assumptions including global vehicle production forecasts, customer take rates for the Company’s products, revisions to product life cycle estimates and the impact of annual price reductions and exchange rates, among other factors. These assumptions are updated and reported externally on an annual basis. The Company updates the estimates and awarded business quarterly by adding the value of new awards received and subtracting sales recorded during the quarter. These quarterly updates do not include any assumptions for increased take rates, revisions to product life cycle, or any other factors.

HAR-E

APPENDIX

Infotainment Division

FY 2014 Key Figures – Infotainment	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions	3M FY14	3M FY13	Including Currency Changes	Excluding Currency Changes[1]	6M FY14	6M FY13	Including Currency Changes	Excluding Currency Changes[1]
Net sales	691	540	28%	24%	1,330	1,101	21%	17%
Gross profit	165	113	46%	42%	307	242	27%	23%
Percent of net sales	23.9%	20.9%			23.0%	22.0%
SG&A & Other	102	83	24%	20%	211	167	27%	22%
Operating income	63	30	107%	104%	95	75	27%	24%
Percent of net sales	9.1%	5.6%			7.1%	6.8%
EBITDA	79	45	75%	71%	127	105	21%	18%
Percent of net sales	11.4%	8.3%			9.6%	9.5%
Restructuring-related costs	(1)	(1)			21	0
Non-GAAP[1]
Gross profit	167	113	47%	43%	309	242	28%	24%
Percent of net sales	24.1%	20.9%			23.2%	22.0%
SG&A & Other	105	83	26%	22%	194	167	16%	12%
Operating income	61	30	106%	103%	116	75	55%	52%
Percent of net sales	8.9%	5.5%			8.7%	6.8%
EBITDA	76	45	71%	67%	145	105	39%	35%
Percent of net sales	11.0%	8.2%			10.9%	9.5%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the second quarter of fiscal 2014 were $691 million, an increase of 28 percent compared to the prior year, or 24 percent excluding the impact of foreign currency translation. The increase in sales is due to higher automotive production volumes, the expansion of the Company’s recent production launches across car lines, and higher take rates.

On a non-GAAP basis in the second quarter of fiscal 2014, gross margin increased 317 basis points to 24.1 percent compared to the prior year primarily due to the impact of improved leverage on fixed production costs, benefits from foot-print migration initiatives, and an increased mix of scalable infotainment systems. SG&A spending decreased 20 basis points to 15.3 percent of net sales primarily due to improved operating leverage on higher sales.

Infotainment Division Highlights

During the quarter, HARMAN secured several new business awards, expanded its recent platform launches across car lines, and launched its next-generation scalable infotainment platform at the Consumer Electronics Show (“CES”) to address safety, cyber security, and application development.

HARMAN secured new awards totaling $725 million from existing and new automotive customers including VW Group, Chang’an, and Geely. The Company won infotainment system orders from Yamaha to equip motorcycles in North America and secured new business from Suzuki, making HARMAN the first non-Asian supplier to deliver an infotainment solution specifically designed for the Japanese market. HARMAN was also awarded infotainment services business from automakers BMW and Jaguar/Land Rover. These services contracts are for installed HARMAN infotainment systems and are designed to “future-proof” the infotainment solution.

HARMAN’s award-winning Uconnect system developed for Fiat/Chrysler continued its rollout on vehicles including the Jeep Cherokee, Fiat 500L, and Alfa Romeo models.

The Company is also continuing to drive its undisputed leadership in infotainment and technology innovation. At CES, HARMAN announced its next-generation scalable infotainment platform based on innovative system architecture that offers rapid development of connected car apps and advanced safety features while protecting the integrity of the system against cyber security threats. The new platform offers an HTML-5 based application environment which paves the way to an app ecosystem in the world of in-car infotainment. In addition, the new platform enhances security with hypervisor-based domain separation securing critical vehicle functions from errant or malicious software. This solution provides a foundation to support the future of autonomous driving.

Lifestyle Division

FY 2014 Key Figures – Lifestyle	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions	3M FY14	3M FY13	Including Currency Changes	Excluding Currency Changes[1]	6M FY14	6M FY13	Including Currency Changes	Excluding Currency Changes[1]
Net sales	430	372	16%	14%	764	663	15%	14%
Gross profit	136	102	33%	32%	243	197	24%	23%
Percent of net sales	31.7%	27.6%			31.8%	29.7%
SG&A & Other	85	53	62%	60%	151	110	38%	36%
Operating income	51	50	3%	1%	92	87	6%	5%
Percent of net sales	11.9%	13.4%			12.1%	13.1%
EBITDA	59	59	0%	(1%)	109	104	4%	3%
Percent of net sales	13.8%	15.9%			14.2%	15.7%
Restructuring-related costs	4	(11)			6	(11)
Non-GAAP[1]
Gross profit	136	103	32%	30%	243	198	23%	22%
Percent of net sales	31.6%	27.8%			31.9%	29.8%
SG&A & Other	81	64	26%	24%	145	121	20%	19%
Operating income	55	39	41%	39%	98	76	29%	27%
Percent of net sales	12.9%	10.5%			12.8%	11.5%
EBITDA	63	48	34%	32%	114	92	23%	22%
Percent of net sales	14.8%	12.8%			14.9%	13.9%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the second quarter of fiscal 2014 were $430 million, an increase of 16 percent compared to the prior year or 14 percent excluding the impact of foreign currency translation. Revenues increased double digits in both the Company’s home and multimedia product lines and the car audio business. The growth in home and multimedia was primarily due to new product introductions and the impact of the Company’s marketing initiatives. The growth in car audio was primarily due to higher automotive production volumes and increased take rates.

On a non-GAAP basis in the second quarter of fiscal 2014, gross margin increased by 384 basis points to 31.6 percent compared to the prior year primarily due to the impact of improved leverage of fixed production costs and reduced costs from foot-print migration initiatives. SG&A expense as a percentage of sales increased by 149 basis points to 18.8 percent primarily due to higher marketing costs.

Lifestyle Division Highlights

The Lifestyle Division continued to gain momentum with its award-winning home and multimedia and car audio solutions. HARMAN launched car audio systems in several vehicles, including a Lexicon system in the Hyundai Genesis and a JBL system in the Toyota Highlander. Furthermore, HARMAN secured several new car audio awards targeted for the fast-growing small car segment. Hyundai, Chang’an, Geely, and SAIC all selected HARMAN scalable audio solutions.

HARMAN won an order from Daimler for its innovative, hands-free MEMS microphones across car lines. As cars become ever more connected, voice control becomes increasingly important as a way for drivers to interact with in-vehicle systems. The MEMS microphones deliver the advantage of a small form factor and superior audio sensitivity.

HARMAN received 15 Red Star and eight CES design and innovation awards for home and multimedia products, bringing the total number of awards for the past two product cycles to a record high 62.

In November, the Company opened its first North American retail location with a flagship store on Madison Avenue in New York City. The HARMAN store is a customer experience center that transforms how consumers interact with audio products.

At CES, the Company also introduced a proprietary software solution, called Signal Doctor™ by Harman, which automatically analyzes and improves the audio quality of all types of compressed, digitized and streaming music sources. The technology leverages HARMAN’s expertise in music recording, signal processing, and psycho-acoustics to restore the full sound that is forfeited in the compression process. Signal Doctor™ by Harman will be launched by multiple automakers and in a range of home and multimedia products later this year.

Professional Division

FY 2014 Key Figures – Professional	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions	3M FY14	3M FY13	Including Currency Changes	Excluding Currency Changes[1]	6M FY14	6M FY13	Including Currency Changes	Excluding Currency Changes[1]
Net sales	207	144	45%	46%	405	287	41%	42%
Gross profit	78	56	39%	40%	151	111	36%	37%
Percent of net sales	37.4%	39.0%			37.3%	38.7%
SG&A & Other	52	36	44%	45%	99	72	38%	39%
Operating income	25	20	29%	31%	52	40	31%	34%
Percent of net sales	12.2%	13.8%			12.8%	13.8%
EBITDA	31	23	33%	36%	62	46	35%	38%
Percent of net sales	14.9%	16.1%			15.3%	15.9%
Restructuring-related costs	2	0			2	0
Non-GAAP[1]
Gross profit	78	56	40%	41%	152	111	36%	37%
Percent of net sales	37.7%	39.0%			37.4%	38.7%
SG&A & Other	51	37	39%	40%	98	72	35%	36%
Operating income	27	19	40%	43%	54	39	38%	40%
Percent of net sales	13.0%	13.5%			13.3%	13.6%
EBITDA	32	23	43%	46%	64	45	41%	43%
Percent of net sales	15.6%	15.8%			15.7%	15.8%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the second quarter of fiscal 2014 were $207 million, an increase of 45 percent compared to the prior year or 46 percent excluding foreign currency translation. The increase in net sales is primarily due to the expansion of the Company’s product portfolio into lighting as a result of the acquisition of Martin Professional and stronger demand for the Company’s audio products.

On a non-GAAP basis in the second quarter of fiscal 2014, gross margin decreased 136 basis points to 37.7 percent compared to the prior year primarily due to lower gross margins on lighting products. SG&A expense as a percentage of sales decreased 92 basis points to 24.6 percent due to improved operating leverage on higher sales.

Professional Division Highlights

The Professional Division continued to experience robust demand for its audio and lighting products for use at a wide range of live entertainment events and fixed-venue installations worldwide.

In the second quarter, the Company’s audio and lighting solutions were installed at the following venues: BMW World Customer Center in Germany, King Abdullah Sports Center in Saudi Arabia, Salvador International Airport in Brazil, and the St. Louis Cardinals and San Diego Padres baseball parks.

HARMAN’s Professional products were featured in numerous high profile events including the GRAMMY Awards, Grand Central Station’s 100th Anniversary Celebration, and the American and Country Music Awards.

HARMAN was also awarded its third GRAMMY Award for its technical contributions to the recording field. The technical GRAMMY recognized Lexicon’s contributions to the art and science of music recording and reproduction through innovation and excellence in product design. HARMAN is the only audio systems company to earn multiple Technical GRAMMY Awards. The Company’s AKG microphone and headphone brand and JBL brand were recognized in 2010 and 2005, respectively.

Other (Corporate)

FY 2014 Key Figures – Other	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions	3M FY14	3M FY13	Including Currency Changes	Excluding Currency Changes[1]	6M FY14	6M FY13	Including Currency Changes	Excluding Currency Changes[1]
SG&A & Other	38	32	18%	18%	68	55	25%	26%
Restructuring-related costs	2	0			2	0
Non-GAAP[1]
SG&A & Other	36	32	14%	14%	67	55	23%	23%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Other (Corporate) SG&A expense includes compensation, benefit and occupancy costs for corporate employees, new technology innovation, and expenses associated with the Company’s brand identity campaign. SG&A expenses as a percentage of net sales decreased by 29 basis points to 2.7%.

HARMAN International Industries, Incorporated

Consolidated Statements of Income

(In thousands, except earnings per share data; unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012
Net sales	$1,328,024	$1,055,642	$2,499,829	$2,053,835
Cost of sales	948,574	783,849	1,798,730	1,503,795
Gross profit	379,450	271,793	701,099	550,040
Selling, general and administrative expenses	277,594	203,411	529,861	402,567
Operating income	101,856	68,382	171,238	147,473
Other expenses:
Interest expense, net	1,855	3,687	3,825	9,682
Foreign exchange losses, net	3,110	988	3,971	1,139
Miscellaneous, net	1,792	1,430	3,121	2,609
Income before income taxes	95,099	62,277	160,321	134,043
Income tax expense, net	23,470	14,788	42,146	31,999
Equity in loss of unconsolidated subsidiaries	0	0	94	0

Net income	$71,629	$47,489	$118,081	$102,044

Earnings per share:
Basic	$1.04	$0.69	$1.71	$1.48
Diluted	$1.03	$0.68	$1.69	$1.47
Weighted average shares outstanding:
Basic	68,715	69,009	69,131	68,846
Diluted	69,578	69,734	69,947	69,582

HARMAN International Industries, Incorporated

Consolidated Balance Sheets

(In thousands; unaudited)	December 31, 2013	June 30, 2013
ASSETS
Current assets
Cash and cash equivalents	$518,556	$454,258
Short-term investments	0	10,008
Receivables, net	757,006	722,711
Inventories	655,907	549,831
Other current assets	376,618	352,244

Total current assets	2,308,087	2,089,052

Property, plant and equipment, net	437,653	425,182
Goodwill	251,370	234,342
Deferred tax assets, long-term, net	240,380	260,749
Other assets	248,446	226,360

Total assets	$3,485,936	$3,235,685

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$30,000	$30,000
Short-term debt	21,632	4,930
Accounts payable	616,521	498,055
Accrued liabilities	435,623	402,704
Accrued warranties	146,697	128,411
Income taxes payable	21,944	13,414

Total current liabilities	1,272,417	1,077,514

Long-term debt	240,038	255,043
Pension liability	171,888	167,687
Other non-current liabilities	120,664	90,570

Total liabilities	1,805,007	1,590,814

Total shareholders’ equity	1,680,929	1,644,871

Total liabilities and shareholders’ equity	$3,485,936	$3,235,685

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Three Months Ended December 31, 2013
	GAAP	Adjustments	Non-GAAP
Net sales	$1,328,024	$0	$1,328,024
Cost of sales	948,574	(1,384)[a]	947,190
Gross profit	379,450	1,384	380,834
Selling, general and administrative expenses	277,594	(4,469)[b]	273,125
Operating income	101,856	5,853	107,709
Other expenses:
Interest expense, net	1,855	0	1,855
Foreign exchange losses, net	3,110	0	3,110
Miscellaneous, net	1,792	0	1,792
Income before income taxes	95,099	5,853	100,952
Income tax expense, net	23,470	1,529 [c]	24,999
Equity in loss of unconsolidated subsidiaries	0	0	0

Net income	$71,629	$4,324	$75,953

Earnings per share:
Basic	$1.04	$0.06	$1.11
Diluted	$1.03	$0.06	$1.09
Weighted average shares outstanding:
Basic	68,715		68,715
Diluted	69,578		69,578

a)	Restructuring expense in Cost of Sales was $2.0 million for projects to increase manufacturing productivity; other non-recurring expense included in Cost of Sales was income of $0.6 million.
b)	Restructuring expense in SG&A was $2.9 million primarily due to projects to increase productivity in engineering and administrative functions; other non-recurring expense included in SG&A was $1.5 million.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Six Months Ended December 31, 2013
	GAAP	Adjustments	Non-GAAP
Net sales	$2,499,829	$0	$2,499,829
Cost of sales	1,798,730	(3,433)[a]	1,795,297
Gross profit	701,099	3,433	704,532
Selling, general and administrative expenses	529,861	(26,455)[b]	503,406
Operating income	171,238	29,888	201,126
Other expenses:
Interest expense, net	3,825	0	3,825
Foreign exchange losses, net	3,971	0	3,971
Miscellaneous, net	3,121	0	3,121
Income before income taxes	160,321	29,888	190,209
Income tax expense, net	42,146	5,150 [c]	47,296
Equity in loss of unconsolidated subsidiaries	94	0	94

Net income	$118,081	$24,738	$142,819

Earnings per share:
Basic	$1.71	$0.36	$2.07
Diluted	$1.69	$0.35	$2.04
Weighted average shares outstanding:
Basic	69,131		69,131
Diluted	69,947		69,947

a)	Restructuring expense in Cost of Sales was $4.0 million due to projects to increase productivity in manufacturing; other non- recurring expense included in Cost of Sales was income of $0.6 million.
b)	Restructuring expense in SG&A was $24.9 million primarily due to projects to increase productivity in engineering and administrative functions; other non-recurring expense in SG&A was 1.5 million.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country.

HARMAN International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Three Months Ended December 31, 2012
	GAAP	Adjustments	Non-GAAP
Net sales	$1,055,642	$0	$1,055,642
Cost of sales	783,849	(956)[a]	782,893
Gross profit	271,793	956	272,749
Selling, general and administrative expenses	203,411	12,643 [b]	216,054
Operating income	68,382	(11,687)	56,695
Other expenses:
Interest expense, net	3,687	(1,129)	2,558
Foreign exchange losses, net	988	0	988
Miscellaneous, net	1,430	0	1,430
Income before income taxes	62,277	(10,558)	51,719
Income tax expense, net	14,788	(4,127)[c]	10,661
Equity in loss of unconsolidated subsidiaries	0	0	0

Net income	$47,489	$(6,431)	$41,058

Earnings per share:
Basic	$0.69	$0.09	$0.59
Diluted	$0.68	$0.09	$0.59
Weighted average shares outstanding:
Basic	69,009		69,009
Diluted	69,734		69,734

a)	Restructuring expense in Cost of Sales was $1.0 million due to projects to increase efficiency in manufacturing.
b)	Non-recurring income in SG&A was $12.6 million primarily due to reduction of a contingent consideration accrual related to the acquisition of HARMAN Embedded Audio LLC, formerly known as MWM Acoustics.
c)	The tax benefits are calculated by multiplying the actual restructuring \ non-recurring charge in each individual country by the discrete tax rate within that specific country.

HARMAN International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Six Months Ended December 31, 2012
	GAAP	Adjustments	Non-GAAP
Net sales	$2,053,835	$0	$2,053,835
Cost of sales	1,503,795	(996)[a]	1,502,799
Gross profit	550,040	996	551,036
Selling, general and administrative expenses	402,567	12,455 [b]	415,022
Operating income	147,473	(11,459)	136,014
Other expenses:
Interest expense, net	9,682	(1,128)	8,554
Foreign exchange losses, net	1,139	0	1,139
Miscellaneous, net	2,609	(26)	2,583
Income before income taxes	134,043	(10,305)	123,738
Income tax expense, net	31,999	(4,064)[c]	27,935
Equity in loss of unconsolidated subsidiaries	0	0	0

Net income	$102,044	$(6,241)	$95,803

Earnings per share:
Basic	$1.48	$0.09	$1.39
Diluted	$1.47	$0.09	$1.38
Weighted average shares outstanding:
Basic	68,846		68,846
Diluted	69,582		69,582

a)	Restructuring expense in Cost of Sales was $1.0 million due to projects to increase efficiency in manufacturing.
b)	Non-recurring income in SG&A was $12.5 million primarily due to reduction of a contingent consideration accrual related to the acquisition of HARMAN Embedded Audio LLC, formerly known as MWM Acoustics
c)	The tax benefits are calculated by multiplying the actual restructuring \ non-recurring charge in each individual country by the discrete tax rate within that specific country.

HARMAN International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

(In thousands; unaudited)	Three Months Ended December 31,		Increase (Decrease)
	2013	2012
Net sales – nominal currency	$1,328,024	$1,055,642	26%
Effect of foreign currency translation(1)		21,622

Net sales - local currency	1,328,024	1,077,264	23%

Gross profit – nominal currency	379,450	271,793	40%
Effect of foreign currency translation(1)		3,902

Gross profit – local currency	379,450	275,695	38%

SG&A & Other – nominal currency	277,594	203,411	36%
Effect of foreign currency translation(1)		3,194

SG&A & Other – local currency	277,594	206,605	34%

Operating income – nominal currency	101,856	68,382	49%
Effect of foreign currency translation(1)		708

Operating income – local currency	101,856	69,090	47%

Net income – nominal currency	71,629	47,489	51%
Effect of foreign currency translation(1)		915
Net income – local currency	71,629	48,404	48%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. HARMAN encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of Non-GAAP Results

Foreign Currency Translation Impact

EXCLUDING restructuring and non-recurring charges

(In thousands; unaudited)	Three Months Ended December 31,		Increase (Decrease)
	2013	2012
Net sales – nominal currency	$1,328,024	$1,055,642	26%
Effect of foreign currency translation(1)		21,622

Net sales – local currency	1,328,024	1,077,264	23%

Gross profit - nominal currency	380,834	272,749	40%
Effect of foreign currency translation(1)		3,937

Gross profit - local currency	380,834	276,686	38%

SG&A & Other – nominal currency	273,125	216,054	26%
Effect of foreign currency translation(1)		3,194

SG&A & Other – local currency	273,125	219,248	25%

Operating income – nominal currency	107,709	56,695	90%
Effect of foreign currency translation(1)		743

Operating income – local currency	107,709	57,438	88%

Net income – nominal currency	75,953	41,058	85%
Effect of foreign currency translation(1)		974
Net income – local currency	75,953	42,032	81%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

(In thousands; unaudited)	Six Months Ended December 31,		Increase (Decrease)
	2013	2012
Net sales – nominal currency	$2,499,829	$2,053,835	22%
Effect of foreign currency translation(1)		47,967

Net sales - local currency	2,499,829	2,101,802	19%

Gross profit – nominal currency	701,099	550,040	27%
Effect of foreign currency translation(1)		9,253

Gross profit – local currency	701,099	559,293	25%

SG&A & Other – nominal currency	529,861	402,567	32%
Effect of foreign currency translation(1)		7,365

SG&A & Other – local currency	529,861	409,932	29%

Operating income – nominal currency	171,238	147,473	16%
Effect of foreign currency translation(1)		1,888

Operating income – local currency	171,238	149,361	15%

Net income – nominal currency	118,081	102,044	16%
Effect of foreign currency translation(1)		2,213
Net income – local currency	118,081	104,257	13%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. HARMAN encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of Non-GAAP Results

Foreign Currency Translation Impact

EXCLUDING restructuring and non-recurring charges

(In thousands; unaudited)	Six Months Ended December 31,		Increase (Decrease)
	2013	2012
Net sales – nominal currency	$2,499,829	$2,053,835	22%
Effect of foreign currency translation(1)		47,967

Net sales – local currency	2,499,829	2,101,802	19%

Gross profit - nominal currency	704,532	551,036	28%
Effect of foreign currency translation(1)		9,289

Gross profit - local currency	704,532	560,325	26%

SG&A & Other – nominal currency	503,406	415,022	21%
Effect of foreign currency translation(1)		7,365

SG&A & Other – local currency	503,406	422,387	19%

Operating income – nominal currency	201,126	136,014	48%
Effect of foreign currency translation(1)		1,924

Operating income – local currency	201,126	137,938	46%

Net income – nominal currency	142,819	95,803	49%
Effect of foreign currency translation(1)		2,274
Net income – local currency	142,819	98,077	46%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. HARMAN encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Three Months Ended December 31, 2013			Three Months Ended December 31, 2012
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
HARMAN:
Operating Income	101,856	5,853	107,709	68,382	(11,687)	56,695
Depreciation & Amortization	32,526	(1,435)	31,091	30,299	(956)	29,343
EBITDA	134,382	4,418	138,800	98,681	(12,643)	86,038
INFOTAINMENT:
Operating Income	62,691	(1,497)	61,194	30,251	(566)	29,685
Depreciation & Amortization	16,198	(1,386)	14,812	14,815	0	14,815
EBITDA	78,889	(2,883)	76,006	45,066	(566)	44,500
LIFESTYLE:
Operating Income	51,103	4,205	55,308	49,832	(10,710)	39,122
Depreciation & Amortization	8,162	0	8,162	9,329	(932)	8,397
EBITDA	59,265	4,205	63,470	59,161	(11,642)	47,519
PROFESSIONAL:
Operating Income	25,404	1,620	27,024	19,742	(413)	19,329
Depreciation & Amortization	5,407	(49)	5,358	3,366	(24)	3,342
EBITDA	30,811	1,571	32,382	23,108	(437)	22,671

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Six Months Ended December 31, 2013			Six Months Ended December 31, 2012
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
HARMAN:
Operating Income	171,238	29,888	201,126	147,473	(11,459)	136,014
Depreciation & Amortization	64,239	(3,454)	60,785	58,843	(996)	57,847
EBITDA	235,477	26,434	261,911	206,316	(12,455)	193,861
INFOTAINMENT:
Operating Income	95,118	20,585	115,703	74,925	(294)	74,631
Depreciation & Amortization	32,240	(2,736)	29,504	30,055	0	30,055
EBITDA	127,358	17,849	145,207	104,980	(294)	104,686
LIFESTYLE:
Operating Income	92,343	5,709	98,052	87,091	(10,843)	76,248
Depreciation & Amortization	16,456	(621)	15,835	17,066	(932)	16,134
EBITDA	108,799	5,088	113,887	104,157	(11,775)	92,382
PROFESSIONAL:
Operating Income	51,884	2,070	53,954	39,513	(322)	39,191
Depreciation & Amortization	9,916	(97)	9,819	6,127	(63)	6,064
EBITDA	61,800	1,973	63,773	45,640	(385)	45,255

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Total Liquidity Reconciliation

Total Company Liquidity	December 31, 2013
$ millions
Cash & cash equivalents	$519
Short-term investments	0
Available credit under Revolving Credit Facility	744

Total liquidity	$1,263